UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in a Material Definitive Agreement

On July 31, 2013, Arista Power, Inc. (“Arista Power”) sold pursuant to a Securities Purchase Agreement an aggregate of 4,420,000 shares of Arista Power’s common stock, par value $.002 per share (“Common Stock”), and ten-year warrants, which vested in full upon issuance, to purchase a total of 2,210,000 additional shares of Common Stock at a purchase price of $0.30 per share to 12 institutional and private investors (each such person or entity, an “Investor”).  Arista Power received a total of $1,105,000 in gross proceeds from the sales.  The Warrant and Securities Purchase Agreement have customary anti-dilution protections and registration rights.  Arista Power has agreed to register with the Securities and Exchange Commission the Common Stock purchased pursuant to the Securities Purchase Agreement and the shares of Common Stock issuable pursuant to the Warrants on a Form S-3. The Company shall use its commercially reasonable efforts to cause the Registration Statement on Form S-3 to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the 90th day following the Closing Date of the above-described transactions.  In addition, Securities Purchase Agreement provides that for the 18 months following July 31, 2013, each Investor has the right to invest the amount invested by such Investor in the above-referenced transaction in another investment in Arista Power on substantially similar terms.

The securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each Investor confirmed to Arista Power that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering of such units; (c) each Investor was provided with certain disclosure materials and all other information requested with respect to Arista Power; (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The foregoing description of transactions completed therewith, do not purport to be complete and are qualified in their entirety by the full text of each the applicable agreement, including the applicable Securities Purchase Agreement and Warrant Agreement.

Item 3.02 Unregistered Sales of Securities

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on July 31, 2013, Arista Power issued (1) 4,420,000 shares of Common Stock of Arista Power and (2) a ten-year warrant to purchase an aggregate of 2,210,00 shares of Common Stock of Arista Power.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)             On July 31, 2013, William A. Schmitz resigned as the President of Arista Power.  Mr. Schmitz remains the Chief Executive Officer of Arista Power and a member of the Board of Directors of Arista Power.

(c)             On July 31, 2013, the Board of Directors of Arista Power appointed Mark Matthews as President of Arista Power, effective July 31, 2013.  Mr. Matthews has also been named a Director of the Company.  Mr. Matthews, age 40, will report to Arista Power’s Chief Executive Officer, William A. Schmitz.

  There is no arrangement or understanding between Mr. Matthews and any other person, pursuant to which Mr. Matthews is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Matthews and any other person that would require disclosure under Item 401(d) of Regulation S-K. Except as described above, Mr. Matthews is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

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  Prior to being named President, Mr. Matthews had previously been Arista Power’s Vice President of Sales and Marketing since December 2009.  Prior to joining Arista Power, Mr. Matthews was Vice President of Government and Commercial Sales at Ultralife Corporation (formerly known as Ultralife Batteries, Inc.), where he managed a 15 person direct sales force with over 50 distributors and agents located in six continents.  Mr. Matthews joined Ultralife in 2000 and, in addition to Vice President of Government and Commercial Sales, has served as Vice President/General Manager of Governmental Products, where he was responsible for all sales and engineering activity in the Government business unit, which accounted for 65% of Ultralife’s revenue stream, Director of Sales, Director of Quality and Lead Cell and Battery Designer.  Before this, Mr. Matthews worked for Saft America from 1997 to 2000 as a lithium sulfur dioxide cell designer, and for Eagle Picher from 1995 to 1997 as a thermal battery design engineer.  Mr. Matthews holds a B.S. in Engineering Management and Chemical Engineering from Missouri University of Science and Technology.

(d)           On July 31, 2013, the Board of Directors elected Mark Matthews as a Director of the Company, effective July 31, 2013.

  There is no arrangement or understanding between Mr. Matthews and any other person, pursuant to which Mr. Matthews is to be selected as a director of the Company that would require disclosure under Item 401(b) of Regulation S-K. Mr. Matthews is not expected to be named to any committee of the board of directors. Except as described in Item 5.02(c), Mr. Matthews is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

  With the exception of the Arista Power 2008 Equity Incentive Plan and the below-described grant of an Option to purchase Common Stock of Arista Power, there is no material plan, contract or arrangement to which Mr. Matthews is a party, or in which he participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of his appointment as President and his election as Director.

(e)           On July 29, 2013, each of William Schmitz, Chief Executive Officer, Molly Hedges, Chief Financial Officer, Mark Matthews, President, and Adeeb Saba, Vice President of Operations (collectively, the “Executives”), entered into a Termination of Employment Agreement with Arista Power.  Pursuant to such Termination of Employment Agreements, each of the Executives terminated their respective Employment Agreement with Arista Power, effective July 29, 2013.  On July 29, 2013, each of the Executives agreed to become at-will employees of Arista Power with significant reductions in his or her applicable cash compensation.  Mr. Schmitz’s annual base salary was reduced from $257,556 to $52,000.  Ms. Hedges’ annual base salary was reduced from $152,000 to $52,000.  Mr. Matthews’ annual base salary was reduced from $182,572 to $175,000, with the elimination of commissions payable to Mr. Matthews for sales made by Arista Power after June 30, 2013.  Mr. Saba’s annual base salary was reduced from $182,572 to $120,000.

  On July 31, 2013, the Compensation Committee of the Board of Directors of Arista Power awarded each of the Executives options to purchase shares of Common Stock (the “Options”).  Each of the Options are a ten-year option with an exercise price of $0.38 per share, which is equal to the closing price of the Company’s Common Stock on July 31, 2013.  The Options will become exercisable in the following installments: (a) one third in equal installments on July 31, 2014, July 31, 2015 and July 31, 2016; (b) one third upon the Company reporting aggregate revenue in four consecutive quarters of $10 million or more; and (c) one third upon the Company reporting positive cash flow from operations in two consecutive quarters.  Mr. Schmitz received an Option to purchase 200,000 shares of Common Stock.  Ms. Hedges received an Option to purchase 125,000 shares of Common Stock.  Mr. Matthews received an Option to purchase 750,000 shares of Common Stock.  Mr. Saba receive an Option to purchase 100,000 shares of Common Stock.

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  On July 31, 2013, the Compensation Committee of the Board of Directors of Arista Power approved the repricing of all outstanding stock options to purchase Common Stock of the Company ("Common Stock") held by officers (including the principal executive officer, principal financial officer, and named executive officers of Arista Power), other employees, current and former non-employee directors, employees and independent contractors with exercise prices in excess of $0.75 per share of Common Stock previously granted under the Amended and Restated 2008 Equity Incentive Plan (the "Options").  As a result, the exercise price of the Options was lowered to $0.75 per share of Common Stock. There was no change in the number of shares subject to each Option, vesting or other terms of the Options.  The following numbers of repriced Options were issued to our principal executive officer, principal financial officer, and named executive officers of Arista Power:

Named Executive Officer (title)	Number of Replacement Options
William A. Schmitz (Chief Executive Officer)	75,000
Molly Hedges (Chief Financial Officer)	10,000
Mark Matthews (President)	15,000
Adeeb Saba (Vice President of Operations)	20,000

The Compensation Committee of the Board of Directors effectuated the repricing to realign the value of the Options with their intended purpose, which is to retain and motivate the holders of the Options to continue to work in the best interests of Arista Power. Prior to the repricing, many of the Options had exercise prices well above the recent market prices of the Company's common stock on the OTC Bulletin Board. The Options were repriced unilaterally and the consent of holders was neither necessary nor obtained.

The foregoing description of transactions completed therewith, do not purport to be complete and are qualified in their entirety by the full text of each the applicable agreement, including the applicable Termination of Employment Agreements and applicable Stock Option Agreements.

Item 8.01 Other Events

On July 29, 2013, Michael Hughes was named the Director of Strategy for Arista Power, Inc., a non-executive officer position   In addition to his duties as Director of Strategy, Mr. Hughes, an attorney, will also manage Arista Power’s legal matters, including, without limitation, litigation, intellectual property, contractual matters, employment matters and securities law issues and filings.   Mr. Hughes will report to Mark Matthews, President of Arista Power.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: August 2, 2013

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